EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated April 6, 2006 (except for Note 9, as to which the date is March 29, 2007), accompanying the consolidated financial statements of JMAR Technologies, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of JMAR Technologies, Inc. on Forms S-3 (File Nos. 33-96848 effective August 14, 1996, 333-104640 effective May 23, 2003, 333-110258 effective December 18, 2003, 333-111993 effective January 29, 2004, 333-112639 effective February 17, 2004, 333-122645 effective June 1, 2005 and 333-131354 effective February 14, 2006) and on Forms S-8 (File Nos. 333-33902 effective April 3, 2000, 333-33904 effective April 3, 2000, 333-111994 effective January 16, 2004, 333-112059 effective January 21, 2004, and 333-112060 effective January 21, 2004 333-118189 effective August 13, 2004).
/s/ GRANT THORNTON LLP
Irvine, California
April 6, 2006 (except for Note 9, as to which the date is March 29, 2007)